UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2026

New Mountain Guardian IV Income Fund, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	814-01639	92-0964074
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 15, 2026, New Mountain Guardian IV Income Fund SPV, L.L.C. (“GIV Income SPV”), wholly owned subsidiary of New Mountain Guardian IV Income Fund, L.L.C. (the “Company”) for which the Company is the managing member, entered into a Loan and Security Agreement (together with the exhibits and schedules thereto, the “Loan Agreement”) by and among the Company, as seller, as equityholder and as collateral manager, Wells Fargo Bank, National Association, as the administrative agent and swingline lender, Western Alliance Trust Company, N.A., as the collateral custodian and GIV Income SPV, as the borrower (the “Wells Fargo Credit Facility”). The Wells Fargo Credit Facility will mature in January 2031 and has a maximum facility amount of $50 million.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to a copy of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2026, Alfred F. Hurley, Jr. notified the Board of Directors of the Company (the “Board”) of his decision to retire from his position as a director of the Company. Mr. Hurley has served as a member of the Board since 2022. Mr. Hurley’s retirement is not the result of any disagreement with the Company.

In order to fill the vacancy created by Mr. Hurley’s retirement, the Board appointed Daniel B. Hébert as a director of the Company, effective as of January 15, 2026. In connection with his appointment, Mr. Hébert will also serve as a member of the Audit Committee, Nominating and Corporate Governance Committee, and Valuation Committee of the Board. Mr. Hébert, age 69, currently serves as Chief Executive Officer of 777 Securities, LLC, a registered broker-dealer, since September 2018. He was Co-Founder, Chief Operating Officer and Chief Compliance Officer of Vision One Management Partners, LP, a registered investment advisor, from 2022 to 2024. He served as Chief Executive Officer of Bernstein Hébert Securities, a registered broker-dealer, from September 2018 to June 2020, and as Chief Operating Officer of Bernstein Equity Partners, LLC, a family office and investment banking boutique, from May 2017 to June 2020. Mr. Hébert has also served as a director of New Mountain Private Credit Fund since 2024 and has served as a Class III Director of New Mountain Finance Corporation since 2019.

There is no arrangement or understanding between Mr. Hébert and any other persons pursuant to which Mr. Hébert was selected as a director. There are no family relationships between Mr. Hébert and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Mr. Hébert is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian IV INCOME FUND, L.L.C.

Date: January 16, 2026	By:	/s/ Eric Kane
		Name:	Eric Kane
		Title:	Corporate Secretary

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